 Exhibit 10.04

Eleventh Amendment To
Mortgage Warehouse Loan And Security Agreement,
Waiver and Consent

This Eleventh Amendment to Mortgage Warehouse Loan and Security Agreement, Waiver and Consent (this "Amendment"), made by and between FIRST PREFERENCE MORTGAGE CORP., a Texas corporation  ("Borrower"), COLONIAL BANK, N.A. (f/k/a Colonial Bank), a national banking association, as lender ("Lender"), is dated as of the 13th day of December, 2005.

R  E  C  I  T  A  L  S:

Pursuant to that certain Mortgage Warehouse Loan and Security Agreement dated as of December 28, 2000, as amended by that certain First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of February 20, 2001, that certain Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 10, 2001, that certain Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of August 29, 2001, that certain Fourth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of October 31, 2002, that certain Fifth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 30, 2003, that certain Sixth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of August 29, 2003, that certain Seventh Amendment to Mortgage Warehouse Loan and Security Agreement dated as of December 10, 2003, that certain Eighth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of December 31, 2004, and that certain Ninth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of March 31, 2005, and that certain Tenth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of September 28, 2005 (as heretofore amended, the "Agreement"), Lender made available to Borrower, subject to the terms and conditions thereof, a revolving line of credit loan in the maximum aggregate principal amount not to exceed $5,000,000.00 (the "Line of Credit").

Pursuant to the provisions of the Agreement, the Line of Credit matures on December 31, 2005.  Borrower has requested that Lender agree to waive certain financial covenant violations under the Agreement, consent to certain transactions involving Borrower and its Affiliates, and extend the scheduled maturity date of the Line of Credit to March 31, 2006 and make certain other changes to the Agreement, and Lender is willing to do so, but only on the express condition, among others, that Borrower enters into this Amendment, pursuant to which the Agreement shall be amended and modified.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto do hereby agree, each with the other, as follows:

1.                   If not otherwise defined herein or the context shall not expressly indicate otherwise, all capitalized terms which are used herein shall have their respective meanings given to them in the Agreement.

2.                   Section 1.1 (Defined Terms) of the Agreement is hereby amended as follows:

          (A)               By amending and restating the definition of "Adjusted Tangible Net Worth" to read in its entirety as follows:

"Adjusted Tangible Net Worth" shall mean GAAP Net Worth, minus loans and advances owing to Borrower from officers, directors, stockholders and other Affiliates and employees of Borrower (if any), minus investments in Affiliates of Borrower, minus (without duplication to the extent not already deducted in the calculation of GAAP Net Worth) the lesser of (x) the outstanding balance of any indebtedness which is secured by an accommodation Lien on property owned by Borrower and (y) the book value of such property as reflected on Borrower's balance sheet, unless the holder(s) of the Lien(s) on such property have entered into an intercreditor or other agreement in favor of Lender in form and substance satisfactory to Lender in its sole discretion and such agreement remains in full force and effect, plus that portion of Subordinated Debt (if any) that is not due within one (1) year, all as of the applicable date of determination.

           (B)               By amending and restating the definition of "Change of Control" to read in its entirety as follows:

                  "Change of Control" shall mean the occurrence of any one or more of the following events without the prior written consent of Lender: (a) First Financial Corporation ceases to own 100% of the outstanding capital stock of Borrower or David W. Mann and his immediate family members, collectively, cease to control (which control may be held directly or indirectly) Borrower, (b) the sale or other transfer of all or substantially all of Borrower's assets, voluntarily, by operation of law or otherwise, (c) Borrower is a party to any merger, consolidation or similar transaction in which it is not the surviving entity, or (d) David W. Mann  ceases for any reason to be the Chairman of the Board of Borrower or Charles LaCombe ceases for any reason to be the President and Chief Executive Officer of Borrower, each with substantially the same responsibilities and job functions as he has as of December 12, 2005.

           (C)               By amending and restating the definition of "Maturity Date" to read in its entirety as follows:

                   "Maturity Date" shall mean March 31, 2006 (or if such day is not a Banking Day, on the next succeeding Banking Day) or, if earlier, the date of the termination of the Commitment, in accordance with Section 2.6 or Section 7.2; provided, that upon the written request of Borrower to Lender, Lender may elect to extend the Maturity Date on such terms and conditions as it deems appropriate in its sole discretion

3.                   Section 4.10 (Negative Pledge) of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.6  Negative Pledge.

            As long as any Obligations remain unpaid or the Commitment hereunder is outstanding, except for the pledge of up to 100% of the outstanding capital stock of Borrower by First Financial Corporation to JRPM Investments, Ltd. pursuant to that certain Pledge Agreement dated on or about December ___, 2005, none of Borrower's shareholders or owners shall pledge, assign, transfer or encumber any capital stock or other ownership interest such Person holds of Borrower to any third party.

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4.                   Section 5.8 (Subsidiaries; Capitalization) of the Agreement is hereby amended and restated in its entirety to read as follows:

          5.8               Subsidiaries; Capitalization.

                     Borrower has no Subsidiaries, except for (1) First Financial Information Services, Inc. which is a wholly-owned Subsidiary that predominately holds licenses to computer software and provides data processing services to Borrower, (2) First Preference Properties, Inc. which is a wholly-owned Subsidiary of Borrower that predominately owns, manages and disposes of repossessed properties securing residential mortgage loans originated by Borrower, and (3) Tri-Triangle Insurance Agency, Inc. which is a wholly-owned Subsidiary that solicits homeowners insurance on mortgage loans originated by Borrower.  The issued and outstanding capital stock or other ownership interests of Borrower is owned, beneficially and of record, by the shareholders or other owners listed in Schedule 3 in the amounts and percentage interests set forth opposite such Person's name.

5.                    Schedule 3 (List of Shareholders and Ownership Interests) to the Agreement is hereby amended and restated in the form of Schedule 3 attached hereto.

6.                   Waiver of Certain Defaults and Reservation of all Other Rights and Remedies.  Upon the effectiveness of this Amendment, Lender hereby waives Borrower's breach of and noncompliance with the covenants of the Agreement set out on Schedule A hereto solely with respect to the period(s) set forth on Schedule A hereto, and Lender waives any Event of Default under the Agreement as a result of any such breach and/or noncompliance that occurred solely during the period(s) set forth on Schedule A hereto.  Lender hereby expressly reserves, and Borrower hereby agrees that Lender does not and has not waived, its right to require strict performance of all terms of the Agreement, except as expressly herein waived, and all of its rights and remedies resulting from any breach of or noncompliance with any covenant or other term of the Agreement occurring or existing on or after October 1, 2005.

7.                   Certain Consents.  Borrower's parent First Financial Corporation ("FFC") on or before December 15, 2005 will obtain loans totaling $1,200,000 (the "FFC Loans") from Bluebonnet Investments, Ltd. ("Bluebonnet") and JRPM Investments, Ltd. ("JRPM"), both of whom are Affiliates of Borrower, and FFC will use not less than $1,000,000.00 of the proceeds of the FFC Loans to make a cash capital contribution to Borrower on or before December 15, 2005 (the "December 2005 Transaction").  Borrower will not be a guarantor or borrower of the FFC Loans.  The December 2005 Transaction will involve:  (i) an accommodation mortgage of Borrower's "Highway 77" real property by Borrower to Bluebonnet and JRPM as security for the FFC Loans, (ii) an accommodation pledge by Borrower of stock in its subsidiaries First Financial Information Services, Inc. and First Preference Properties, Inc. to JRPM as security for the FFC Loans, and (iii) a transfer by Borrower of asset #61101 (901 Columbus Avenue, Farm Lot 17, 3 12 D) and asset #61201 (325 9th Street, Farm Lot 43, 8A10 6 7 43) to First Preference Properties, Inc. (items (i) thru (iii) are hereinafter called the "Affiliate Transfers").  Upon the effectiveness of this Agreement, Lender hereby gives its consent to the Affiliate Transfers for purposes of Section 6.2(f) (Transactions with Affiliates) and Section 6.2(j) (Transactions to Affiliates) of the Agreement.  Further, Lender hereby confirms its consent to the existing loan to Borrower and related first mortgage lien on the "Highway 77" real property by Borrower in favor of Bluebonnet (as the assignee of Citizens State Bank) (outstanding principal balance of approximately $675,000 as of the date hereof).

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8.                   Conditions Precedent to Effectiveness.  This Amendment shall become effective as of the date first written above, provided that the Lender shall have received by such date the following items, all of which must be in form and content satisfactory to Lender in its sole discretion:

          (A)               This Amendment executed by Borrower and Lender (whether such parties shall have signed the same or different counterparts);

          (B)               An executed affidavit, in form satisfactory to Lender, regarding the execution of this Agreement by Borrower outside the State of Florida;

          (C)               Certificates of even date herewith signed by the President and Chief Executive Officer and/or Secretary or Assistant Secretary of Borrower, as appropriate, certifying (1) the authorizing resolutions of Borrower, (2) that the organizational documents of Borrower previously delivered to the Lender remain in full force and effect with no modification or amendments except as disclosed in said Certificate, (3) that all representations and warranties previously made to Lender remains true, complete and accurate, and (4) that no Event of Default or Potential Default has occurred and is continuing;

          (D)              A confirmation of even date herewith from Guarantor with respect to his Guaranty;

          (E)               Proof satisfactory to Lender that Borrower has received a cash capital contribution from FFC in the amount of not less than $1,000,000.00;

          (F)               True, correct and complete copies of the executed documentation evidencing the December 2005 Transaction;

         (G)              An executed Intercreditor Agreement among Bluebonnet, JRPM, FFC, Borrower and Lender (whether such parties have signed the same or different counterparts); and

         (H)               Such other certificates, instruments, opinions and documents (if any) that Lender shall reasonably request.

9.                   Notwithstanding the execution of this Amendment, all of the indebtedness evidenced by the Note shall remain in full force and effect, and any collateral described in any agreement providing security for any obligation of Borrower so defined to include the Note shall remain subject to the liens, pledges, security interests and assignments of any such agreements as security for the indebtedness evidenced by the Note and all other indebtedness described therein.  Nothing herein in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Note or to release, satisfy, discharge or otherwise affect or impair in any manner whatsoever (1) the validity or enforceability of the indebtedness evidenced by the Note; (2) the liens, pledges, security interests, assignments and conveyances affected by the Agreement, the other Loan Documents and any other agreement securing such Note, or the priority thereof; (3) the liability of any maker, endorser, surety, guarantor or other Person that may now or hereafter be liable under or on account of the Note or any agreement securing such Note; or (4) any other security or instrument now or hereafter held by Lender as security for as evidence of any of the above-described indebtedness.  In no way limiting the foregoing, Borrower acknowledges and agrees that the indebtedness evidenced by the Note is and shall remain secured by the collateral described in the Agreement and the other Loan Documents.

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10.               In order to induce Lender to enter into this Amendment, Borrower represents, warrants and covenants to Lender that:

       (A)               The execution, delivery and performance by Borrower of this Amendment and the other documents contemplated hereby to which Borrower is a party are within its corporate powers, has been duly authorized by all necessary corporate action and is not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, or of the terms of Borrower's certificate of incorporation or bylaws, or of any contract or undertaking to which Borrower is a party or by which Borrower or its property is or may be bound or affected.

       (B)               Each of this Amendment and the other documents contemplated hereby to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

       (C)               No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment or the other documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

       (D)              After giving effect to the amendments to the Agreement, waiver and consents contained in this Amendment, the representations and warranties contained in Article 5 of the Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, no Event of Default or Potential Default exists or has occurred and is continuing on the date hereof, and no material adverse change has occurred in the financial condition of Borrower since the date of the last financial statements submitted by Borrower to Lender pursuant to the Agreement.

11.               If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

12.               This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

13.               Borrower agrees to pay the reasonable fees and expenses of counsel for Lender, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising Lender as to its rights and responsibilities with respect thereto.

14.               Unless otherwise expressly modified or amended hereby, all terms and conditions of the Agreement shall remain in full force and effect, and the same, as amended hereby, are hereby ratified and confirmed in all respects.  From and after the effective date hereof, all references in the Agreement, and any other document or instrument entered into in connection therewith, to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

15.               This Amendment shall inure to and be binding upon and enforceable by Borrower and Lender and their respective successors and assigns.

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16.               This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original.  All such counterparts shall together be deemed to be one and the same instrument.

17.               Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.  Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, by and through their respective duly authorized officers as of the day and year first above written.

                                                                              BORROWER:

                                                                                               FIRST PREFERENCE MORTGAGE CORP.

[CORPORATE SEAL]                                          By:  /s/ Charles LaCombe
                                                                              Name:                           Charles LaCombe
ATTEST:                                                               Its:                 President and Chief Executive Officer

By:         /s/ Cathy Davis
Name:                   Cathy Davis
Its:                         Secretary

STATE OF TEXAS

COUNTY OF McLENNAN

On this 13th day of December, 2005, personally appeared Charles LaCombe, as President and Chief Executive Officer of First Preference Mortgage Corp., a Texas corporation ("Borrower"), and before me executed the attached Eleventh Amendment to Mortgage Warehouse Loan and Security Agreement, Waiver and Consent dated December ___, 2005, by and between Colonial Bank, N.A., as Lender, and Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

/s/ Mary Jane Gonzales
Signature of Notary Public-State of Texas

Print Name: Notary Public, State of Texas
Personally Known   X
Produced Identification
Type of Identification:
              (NOTARIAL SEAL)

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LENDER:

                              COLONIAL BANK, N.A.

By:   /s/ Amy J. Nunneley
Name:                           Amy J. Nunneley
Its:                             Senior Vice President

STATE OF ALABAMA

COUNTY OF MONTGOMERY

On this 13th day of December, 2005, personally appeared Amy J. Nunneley, as Senior Vice President of Colonial Bank, N.A., a national banking association, and before me executed the attached Eleventh Amendment to Mortgage Warehouse Loan and Security Agreement, Consent and Waiver dated as of December ___, 2005, by and between Colonial Bank, N.A., as Lender, and First Preference Mortgage Corp., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

 /s/ Nicole L LaRue
Signature of Notary Public-State of Alabama

Print Name: Notary Public, State of Alabama
Personally Known   X
Produced Identification
Type of Identification:
              (NOTARIAL SEAL)

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SCHEDULE 3

List of Shareholders and Ownership Interests

Name	Percentage Ownership

First Financial Corporation	100%

Also see attached Organizational Chart.

SCHEDULE A

List of covenants, compliance with which is waived solely as of the respective period set forth opposite such covenant below:

Covenant	Fiscal Period
Section 6.3(c) of the Agreement (Adjusted Leverage Ratio)	Month ending 9/30/2005
Section 13(F) of the Tenth Amendment to the Agreement dated September 28, 2005 (Requirement that Borrower receive a cash equity injection from its parent of at least $500,000 by 10/31/2005)	N/A